Exhibit 10.33

[ ], 2017

Form of Exercise Warrant

Re:     Inducement Offer to exercise Common Stock Purchase Warrants

To Whom It May Concern:

Celsion Corporation (the “Company”) is pleased to offer to you the opportunity to exercise all of the Series AAA and Series BBB Common Stock purchase warrants set forth on Annex I attached hereto (the “Existing Warrants”) currently held by you (the “Holder”). The shares underlying the Existing Warrants (“Warrant Shares”) have been registered for resale pursuant to registration statement Form S-1 (File No. 333-219414) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the issuance or resale, as the case may be, of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement, dated as of [ ], by and among the Company and the signatories thereto (the “Purchase Agreement”).

In consideration for exercising in full all of the Existing Warrants held by you and set forth on Annex I hereto (the “Warrant Exercise”), the Company hereby offers to issue you or your designee a Series DDD Common Stock Purchase Warrant (“New Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933 (“Securities Act”) to purchase up to a number of shares of Common Stock equal to 25% of the number of Warrant Shares issued pursuant to the undersigned’s exercise hereunder, which New Warrant shall be substantially in the form of the Existing Warrants, and will be exercisable 12 months following the date hereof (the “Initial Exercise Date”), and have a term of exercise of 6 months from the Initial Exercise Date, and an exercise price equal to $6.20. The original New Warrant certificate(s) will be delivered within two Business Days following the date hereof. Further, the terms “Warrant(s)” and “Warrant Shares” under the Purchase Agreement shall be deemed amended so they include the New Warrant and shares of Common Stock issuable upon exercise thereof, including for purposes of Section 4.1 of the Purchase Agreement. Further, the Company hereby amends the clause defining the term “Initial Exercise Date” in the Series AAA Warrants which currently reads “,…on or after January 11, 2018” so it reads “at any time on or after the Closing Date…”. Notwithstanding anything herein to the contrary, in the event the Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) in the Existing Warrants, the Company shall only issue such number of Warrant Shares to the Holder that would not cause such Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from such Holder that the balance (or portion thereof) may be issued in compliance with such limitations.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter below, with such acceptance constituting Holder's exercise in full of the Existing Warrants for an aggregate exercise price of set forth on the Holder’s signature page hereto (the “Warrants Exercise Price”) on or before [ ]. ET on [ ], 2017.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

From the date hereof until the end of the fifth Trading Day following the date hereof, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, except the Company shall not be prevented from issuing any shares of Common Stock or Common Stock Equivalents pursuant to any existing warrant, pursuant to the terms thereof as in effect immediately prior to the date hereof.

If this Offer is accepted and the transaction documents are executed on or before [ ] on [ ], 2017, then on or before [ ] Eastern Time on [ ], 2017, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder. The Company shall also file an amendment to the prospectus supplement to the Registration Statement disclosing the amendment to the terms of the Series AAA Warrants within 48 hours. The Company represents, warrants and covenants that, upon acceptance of this offer, the shares underlying the Existing Warrants shall be issued free of any legends or restrictions on resale by Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within 1 business day of the date the Company receives the Warrants Exercise Price (or, with respect to shares in that would otherwise be in excess of the Beneficial Ownership Limitation, within 2 business days of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation), with payment of such exercise price being made from time to time following the date hereof, and in any event being paid in full on or before [ ], 2017. The terms of the Existing Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

The Company acknowledges and agrees that the obligations of the Holders under this letter agreement are several and not joint with the obligations of any other holder of any other holders of Common Stock Purchase Warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holders and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holders and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holders confirm that the Holders have independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holders shall be entitled to independently protect and enforce their rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any Other Warrant Exercise Agreement (or any amendment, modification or waiver thereof), is or will be more favorable to such Other Holder than those of the Holders and this letter agreement. If, and whenever on or after the date hereof, the Company enters into an Other Warrant Exercise Agreement, then (i) the Company shall provide notice thereof to the Holders promptly following the occurrence thereof and (ii) the terms and conditions of this letter agreement shall be, without any further action by the Holders or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Warrant Exercise Agreement (including the issuance of additional Warrant Shares), provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this letter agreement shall apply to the Holders as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holders. The provisions of this paragraph shall apply similarly and equally to each Other Warrant Exercise Agreement.

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To accept this offer, Holder must counter execute this letter agreement and return the fully executed agreement to the Company at e-mail: MTardugno@Celsion.com, attn.: Michael H. Tardugno, on or before [ ] ET on [ ], 2017.

Please do not hesitate to call me if you have any questions.

Sincerely yours, CELSION CORPORATION By: _______________________ Name: Michael H. Tardugno Title: Chairman, President and Chief Executive Officer

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Warrant Shares:

Aggregate Exercise Price:

New Warrants: (25% of total Series AAA and Series BBB Warrants being exercised): ___________

DTC Instructions:

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a)     Affirmation of Prior Representations, Warranties and Covenants. The Company hereby represents and warrants to the Holder that the Company’s representations and warranties as set forth in Section 3.1 and as set forth in covenants listed in Article IV of the Securities Purchase Agreement, dated as of [ ], 2017 (the “Purchase Agreement”), together with any updates in the Company’s SEC Reports subsequent to the Purchase Agreement, are true and correct as of the date hereof and have been fully performed as of the date hereof in all material respects except where already so qualified therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

(b)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)     No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals (as defined in the Purchase Agreement), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect (as defined in the Purchase Agreement).

(d)     Nasdaq Corporate Governance. The transactions contemplated under this letter agreement, comply with all rules of the Trading Market.

(e)     Capitalization. The number of shares of Common Stock issued and outstanding as of [ ], 2017 was [ ].

Annex I

Series AAA Warrants: [ ]

Series BBB Warrants: [ ]

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